                                                                    EXHIBIT 99.1

                                REVOCABLE PROXY
                        CITRUS FINANCIAL SERVICES, INC.
             1717 INDIAN RIVER BOULEVARD, VERO BEACH, FLORIDA 32960

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF CITRUS FINANCIAL SERVICES, INC.


     The undersigned shareholder of Citrus Financial hereby appoints Hubert Graves, Jr. and/or Roy H. Lambert as proxies, for the undersigned, with full power of substitution, and hereby authorize(s) them or either of them to act and to vote all the shares of common stock of Citrus Financial Services, Inc. held by the undersigned on July 19, 2001 , at the special meeting of shareholders to be held at 1717 Indian River Boulevard, Suite 100, Vero Beach, Florida, on September 11, 2001, at 5:00 p.m. local time, or at any adjournment or postponement of the meeting. Said proxies are directed to vote as instructed on the proposals shown below and otherwise at their discretion. Receipt of a copy of the notice of said meeting and proxy statement/prospectus are hereby acknowledged.


    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED BELOW.

     The undersigned shareholder may revoke this proxy at any time before it is voted by either filing with the Corporate Secretary of Citrus Financial a written notice of revocation, delivering to Citrus Financial a duly executed proxy bearing a later date, or by attending the special meeting and voting in person.

PLEASE MARK YOUR VOTE IN THE BOX IN THE FOLLOWING MANNER USING DARK INK
ONLY: [X]

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS

1. To approve the agreement and plan of reorganization, dated as of March 6, 2001, by and among CIB Marine Bancshares, Inc., Citrus Financial Services, Inc. and Citrus Bank, N.A., as more fully described in the accompanying proxy statement/prospectus.

    [ ]    FOR approval of the                 [ ]    AGAINST approval                    [ ]    ABSTAIN from vote
           reorganization agreement                   of the reorganization                      on the reorganization
                                                      agreement                                  agreement

2. To approve the adjournment of the special meeting to solicit additional proxies in the event there are not sufficient votes to approve the reorganization agreement.

    [ ]    FOR approval of                     [ ]    AGAINST approval of                 [ ]    ABSTAIN from vote on
           adjournment                                adjournment                                adjournment

3. In his/her discretion, a proxy is authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

------------------------------------                         ------------------------------------
Signature                                                    Signature (if held jointly)

Dated:
  ------------------------------,
  2001

Please mark, sign, date and return this proxy promptly, using the enclosed envelope.

PLEASE CHECK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE MEETING. [ ]

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY, PLEASE SIGN AND RETURN ALL PROXIES IN
      THE ACCOMPANYING ENVELOPE.

IMPORTANT: Please sign your name exactly as it appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, agent, trustee, or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.